Exhibit 21.1

JBS S.A. - Subsidiaries

	Company	Jurisdiction of Incorporation or Organization
1	40 North Foods, Inc.	Delaware, United States
2	Adams Pork Products Limited	United Kingdom
3	Albert Van Zoonen B.V.	The Netherlands
4	Andrews Meat Industries Pty. Ltd.	Australia
5	Arkose Investments ULC	Ireland
6	Attleborough Foods Ltd.	United Kingdom
7	Australian Consolidated Food Holdings Pty. Ltd.	Australia
8	Australian Consolidated Food Investments Pty. Ltd.	Australia
9	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil
10	Avicola Pilgrim's Pride de Mexico S.A de C.V	Mexico
11	Bakewell Foods Ltd	United Kingdom
12	Baumhardt Com. e Part. Ltda.	Brazil
13	Baybrick LandCo Pty. Ltd.	Australia
14	Baybrick Pty. Ltd.	Australia
15	Belvoir Foods Limited	United Kingdom
16	Biotech Foods, S.L.	Spain
17	Birla Società Agricola Srl	Italy
18	Cattle Production Systems, Inc.	Delaware, United States
19	Climert Investments S.A	Uruguay
20	Combo México Holdings, S. de R.L de C.V.	Mexico
21	Combo Productora, S. de R.L de C.V	Mexico
22	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico
23	Conceria Priante S.p.A	Italy
24	Condesa Norte Indústria e Comércio Ltda.	Brazil
25	Consumer Foods Van Sales (Ireland) Ltd.	Ireland
26	Consumer Foods Van Sales Ltd.	Ireland
27	Cordine Pty. Ltd.	Australia
28	D Blowers Limited	United Kingdom
29	Dalehead Foods Limited	United Kingdom
30	Denver Processing, LLC	Tennessee, United States
31	Diamond Valley Pork Pty Ltd	Australia
32	Dungannon Proteins Limited	United Kingdom
33	Easey Herds Limited	United Kingdom
34	Easey Holdings Limited	United Kingdom
35	Easey Pigs Limited	United Kingdom
36	Easey Veterinary Services Limited	United Kingdom
37	Empire Management Company, LLC	Tennessee, United States
38	Empire Packing Company, LLC	Tennessee, United States

	Company	Jurisdiction of Incorporation or Organization
39	Excelsior Alimentos S.A.	Brazil
40	Fampat S.A. de C.V.	Mexico
41	Flora Green Pty. Ltd.	Australia
42	FLS Systems NV	Belgium
43	Food Processors Water Cooperative, Inc.	Virginia, United States
44	Food Ventures North America Canada, Inc.	Canada
45	Food Ventures North America, Inc	Delaware, United States
46	Galina Pesada S.A.P.I. de C.V	Mexico
47	Geo Adams & Sons (Farms) Limited	United Kingdom
48	Geo Adams & Sons Limited	United Kingdom
49	Gideny S.A.	Uruguay
50	Gold'n Plump Farms, LLC	California, United States
51	Gold'n Plump Poultry, LLC	California, United States
52	Good Country Investments Pty. Ltd.	Australia
53	Good Country Pty. Ltd.	Australia
54	Hadgraft Industrial Properties, LLC	Georgia, United States
55	Hamer International Limited	United Kingdom
56	Hans Continental Smallgoods Pty. Ltd.	Australia
57	Harris Mason Processing, LLC	Tennessee, United States
58	Henco Hogs, LLC	Iowa, United States
59	High Plains Pork, LLC	Iowa, United States
60	Hunter Valley Quality Meats Pty. Ltd.	Australia
61	Huon Aquaculture Company Pty Ltd	Australia
62	Huon Aquaculture Group Pty Ltd	Australia
63	Huon Ocean Trout Pty Ltd	Australia
64	Huon Salmon Pty Ltd	Australia
65	Huon Seafoods Pty Ltd	Australia
66	Huon Shellfish Co. Pty Ltd	Australia
67	Huon Smoked Salmon Pty Ltd	Australia
68	Huon Smoked Seafoods Pty Ltd	Australia
69	Huon Tasmanian Salmon Pty Ltd	Australia
70	Imposete Pty. Ltd.	Australia
71	Industry Park Pty. Ltd.	Australia
72	Inmobiliaria Andradina, S. de R.L de C.V.	Mexico
73	Inmobiliaria Avicola Pilgrim's Pride S. de R.L de C.V.	Mexico
74	International Food Company Seara LLC - Dubai Branch	United Arab Emirates
75	International Food Company Seara OPC LLC	United Arab Emirates
76	International Food Packers, LLC	Florida, United States
77	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg
78	JBS Aquaculture Pty Ltd	Australia
79	JBS Asia Co. Ltd.	Hong Kong
80	JBS Asia Pacific Investments Ltd	Ireland
81	JBS Aspelt S.à r.l.	Luxembourg

	Company	Jurisdiction of Incorporation or Organization
82	JBS Asset Management Corp.	Delaware, United States
83	JBS Australia Air Pty Limited Liability	Australia
84	JBS Australia Finance 1 Pty. Ltd.	Australia
85	JBS Australia Finance Pty. Ltd.	Australia
86	JBS Australia Pty. Ltd.	Australia
87	JBS Aves Ltda.	Brazil
88	JBS B.V.	The Netherlands
89	JBS Berg S.à r.l.	Luxembourg
90	JBS Captive Insurance Company	Colorado, United States
91	JBS Carriers, Inc.	Delaware, United States
92	JBS Chile Limitada	Chile
93	JBS Clervaux Finance S.à r.l.	Luxembourg
94	JBS Confinamento Ltda.	Brazil
95	JBS Durham UK Ltd	United Kingdom
96	JBS Embalagens Metálicas Ltda.	Brazil
97	JBS Empire, Inc.	Tennessee, United States
98	JBS Finance Luxembourg S.à r.l.	Luxembourg
99	JBS Finco, Inc.	Delaware, United States
100	JBS Food Canada ULC	Canada
101	JBS Food Colombia S.A.S	Colombia
102	JBS Food Trading (Shanghai) Ltd	China
103	JBS Foods Ontario Inc.	Canada
104	JBS Global Luxembourg S.à r.l.	Luxembourg
105	JBS Global Meat Holdings Pty Ltd	Australia/The Netherlands
106	JBS Global UK Ltd	United Kingdom
107	JBS Greenbay, Inc.	Delaware, United States
108	JBS Holdco Australia Pty. Ltd.	Australia
109	JBS Holding Brasil S.A.	Brazil
110	JBS Investments Bantry Ltd	Ireland
111	JBS Investments Cork Ltd	Ireland
112	JBS Investments Dublin Ltd	Ireland
113	JBS Investments Galway Ltd	Ireland
114	JBS Investments Luxembourg S.à r.l.	Luxembourg
115	JBS Japan	Japan
116	JBS La Rochette Finance S.à r.l.	Luxembourg
117	JBS Leather Argentina S.A.U.	Argentina
118	JBS Leather Asia Limited Liability	Hong Kong
119	JBS Leather International B.V	The Netherlands
120	JBS Leather Paraguay Srl	Paraguay
121	JBS Leather Uruguay S.A.	Uruguay
122	JBS Live Pork, LLC	Delaware, United States
123	JBS Luxembourg Company S.à r.l.	Luxembourg
124	JBS Malta Finance Limited Liability	Malta

	Company	Jurisdiction of Incorporation or Organization
125	JBS Meat Investments Pty. Ltd.	Australia
126	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg
127	JBS Meat UK Ltd	United Kingdom
128	JBS Melwood UK Limited Liability	United Kingdom
129	JBS Mersch S.à r.l.	Luxembourg
130	JBS Packerland, Inc.	Delaware, United States
131	JBS Plainwell, Inc.	Delaware, United States
132	JBS Sanitation Canada Ltd	Canada
133	JBS Smallgoods Holdco Australia, Pty Ltd	Australia
134	JBS Smallgoods Holdco Pty. Ltd.	Australia
135	JBS Smallgoods Investments Pty. Ltd.	Australia
136	JBS Souderton, Inc.	Pennsylvania, United States
137	JBS Southern Australia Pty. Ltd.	Australia
138	JBS Southern Holdco AU Pty. Ltd.	Australia
139	JBS Southern Investments 1 Pty. Ltd.	Australia
140	JBS Southern Investments 2 Pty. Ltd.	Australia
141	JBS Toledo N.V	Belgium
142	JBS Tolleson, Inc.	Arizona, United States
143	JBS Trading Agent (Dongguan)	China
144	JBS Trading USA, Inc.	Delaware, United States
145	JBS USA Food Company	Delaware, United States
146	JBS USA Food Company Holdings	Delaware, United States
147	JBS USA Holding Lux S.à r.l.	Luxembourg
148	JBS USA Leather, Inc.	Delaware, United States
149	JBS USA Promontory Holdings I, LLC	Colorado, United States
150	JBS USA Promontory Holdings II, LLC	Colorado, United States
151	JBS USA Promontory I, LLC	Colorado, United States
152	JBS USA Promontory II, LLC	Colorado, United States
153	JBS USA Sanitation Corporation	Delaware, United States
154	JBS Wisconsin Properties, LLC	Wisconsin, United States
155	JFC, LLC	California, United States
156	Kahula Pty. Ltd.	Australia
157	King’s S.p.A.	Italy
158	Kitchen Range Foods Ltd	United Kingdom
159	Lap Foods Pty. Ltd.	Australia
160	Mafrip - Matadouro Frigorífico S.A.	Brazil
161	Marzolara Food Processing Srl	Italy
162	Meadow Bank Hatchery Pty Ltd	Australia
163	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico
164	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil
165	Meat Snack Partners do Brasil Ltda.	Brazil
166	Meat Snacks Partner LLC	Wisconsin, United States
167	Merit Provisions, LLC	Texas, United States

	Company	Jurisdiction of Incorporation or Organization
168	Miller Brothers Co. Inc.	Utah, United States
169	Mopac of Virginia, Inc.	Virginia, United States
170	Morrison's Seafood Pty Ltd	Australia
171	Moy Park Beef Orleans S.à.r.l	France
172	Moy Park Bondco PLC Ltd	United Kingdom
173	Moy Park France Holdings SAS	France
174	Moy Park France SAS	France
175	Moy Park Holdings Europe Ltd	United Kingdom
176	Moy Park Ltd	United Kingdom
177	Moy Park New Co Ltd	United Kingdom
178	Moyer Distribution, LLC	Delaware, United States
179	Nacrail, LLC	Delaware, United States
180	Noon Products Ltd.	United Kingdom
181	Normaclass S.A.	France
182	Oak Grove, LLC	Iowa , United States
183	Oakhouse Foods Ltd.	United Kingdom
184	O'Kane Blue Rose NewCo 1 Ltd	United Kingdom
185	O'Kane Poultry Ltd	United Kingdom
186	Olympia Processing, LLC	Tennessee, United States
187	Onix Investments UK Ltd	United Kingdom
188	Oxdale Dairy Enterprise Pty Ltd	Australia
189	P&H Investments 1 Pty. Ltd.	Australia
190	P&H Investments 2 Pty. Ltd	Australia
191	PFS Distribution Company	Delaware, United States
192	Pilgrim’s Food Masters Holdings Ltd	United Kingdom
193	Pilgrim’s Food Masters Ireland Ltd.	Ireland
194	Pilgrim’s Pride Malta Finance Limited Liability	Malta
195	Pilgrim's Europe Limited	United Kingdom
196	Pilgrim's Food Group Limited	United Kingdom
197	Pilgrim's Food Masters UK Limited	United Kingdom
198	Pilgrim's Food Pioneers Ltd	United Kingdom
199	Pilgrim's Pride Affordable Housing Corp.	Nevada, United States
200	Pilgrim's Pride Corporation	Delaware, United States
201	Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia, United States
202	Pilgrim's Pride Europe Limited	United Kingdom
203	Pilgrim's Pride Finance, LLC	Delaware, United States
204	Pilgrim's Pride Ltd	United Kingdom
205	Pilgrim's Pride of Nevada, Inc.	California, United States
206	Pilgrim's Pride S. de R.L de C.V	Mexico
207	Pilgrim's Shared Services Ltd.	United Kingdom
208	Pilgrim's UK Lamb Ltd	United Kingdom
209	Plan Pro Restaurantes S.A. de C.V.	Mexico
210	Planterra Holdings B.V.	The Netherlands

	Company	Jurisdiction of Incorporation or Organization
211	Plumrose Holdings, Inc.	Colorado, United States
212	Plumrose Limited	United Kingdom
213	Plumrose USA, Inc	Colorado, United States
214	Poppsa 3, LLC	Delaware, United States
215	Poppsa 4, LLC	Delaware, United States
216	PP Agnus Limited	United Kingdom
217	PPC Marketing, Ltd.	Texas, United States
218	PPC of Alabama, Inc.	Colorado, United States
219	PPC Transportation Company	Delaware, United States
220	PQP Holdings Limited	United Kingdom
221	Premier Beehive Holdco Pty. Ltd.	Australia
222	Premier Beehive NZ	New Zealand
223	Primo Foods Pty Ltd.	Australia
224	Primo Group Holdings Pty. Ltd.	Australia
225	Primo Meats Admin Pty Ltd	Australia
226	Primo Meats Pty. Ltd.	Australia
227	Primo Retail Pty. Ltd.	Australia
228	Principe America, LLC	Delaware, United States
229	Principe di San Daniele S.p.A.	Italy
230	Principe Foods, LLC	California, United States
231	QMT General Partner Limited Liability	New Zealand
232	QMT New Zealand Limited Liability Partnership	New Zealand
233	Ready Mile Trucking Ltd	Canada
234	Rigamonti Salumificio S.p.A	Italy
235	Rivalea (Australia) Pty Ltd	Australia
236	Rivalea Holdings Pty Limited Liability	Australia
237	Rivercan	Uruguay
238	Robotic Technologies Limited Liability	New Zealand
239	Rocklabs Limited Liability	New Zealand
240	ROI Aviation, LLC	North Carolina, United States
241	Rollover Ltd.	United Kingdom
242	Rye Valley Foods Ltd.	Ireland
243	S&C Australia Holdco Pty. Ltd.	Australia
244	S&C Australia Investments, Pty Ltd.	Australia
245	S&C Resale Company	Delaware, United States
246	Sampco Holdings, LLC	Georgia, United States
247	Sampco LLC	Georgia, United States
248	Sandstone Holdings S.à r.l.	Luxembourg
249	Scott Automation a.s.	Czech Republic
250	Scott Automation and Robotics Pty Ltd	Australia
251	Scott Automation GmbH	Germany
252	Scott Automation Limited Liability.	United Kingdom
253	Scott Automation Ltd	New Zealand

	Company	Jurisdiction of Incorporation or Organization
254	Scott Automation N.V.	Belgium
255	Scott Automation SAS	France
256	Scott LED Limited Liability	New Zealand
257	Scott Systems (Qingdao) Co., Ltd	China
258	Scott Systems International Inc.	Ohio, United States
259	Scott Technology Americas Limited Liability	New Zealand
260	Scott Technology Australia Pty Ltd	Australia
261	Scott Technology Belgium bvba	Belgium
262	Scott Technology Europe Limited Liability	New Zealand
263	Scott Technology Limited Liability	New Zealand
264	Scott Technology NZ Limited Liability	New Zealand
265	Scott Technology USA Limited Liability	New Zealand
266	Seara África Pty. Ltd.	South Africa
267	Seara Alimentos Ltda.	Brazil
268	Seara Arabia Food Industrial Company	Saudi Arabia
269	Seara Comércio de Alimentos Ltda.	Brazil
270	Seara Food Europe Holding B.V.	The Netherlands
271	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates
272	Seara Holdings (Europe) B.V.	The Netherlands
273	Seara Holdings Ltda.	Brazil
274	Seara Japan Ltd	Japan
275	Seara Meats B.V.	The Netherlands
276	Seara Meats UK Ltd.	United Kingdom
277	Seara Middle East Foods Trading Company	Saudi Arabia
278	Seara Middle East Wholesale and Retail Co. SPC	Kuwait
279	Seara Operações Portuárias Ltda.	Brazil
280	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia
281	Seara Singapore Pte. Ltd	Singapore
282	Servicios Administrativos Pilgrim's Pride S. de R.L de C.V	Mexico
283	Seven Point Pork Pty Ltd	Australia
284	Sharonville Processing, LLC	Tennessee, United States
285	SIA.MO.CI. Srl	Italy
286	Skippack Creek Corp.	Delaware, United States
287	Southern Hens, Inc.	Mississippi, United States
288	Southern Ocean Trout Pty Ltd	Australia
289	Springfield Hatcheries Pty Ltd	Australia
290	Springs Smoked Salmon Pty Ltd	Australia
291	Springs Smoked Seafoods Pty Ltd	Australia
292	Spurway Foods Ltd.	United Kingdom
293	Sunnyvalley Smoked Meats, Inc.	California, United States
294	Surveyors Investments Pty Ltd	Australia
295	Swift & Company International Sales Corp.	Colorado, United States
296	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong

	Company	Jurisdiction of Incorporation or Organization
297	Swift & Company International Sales Corp. (Korea Branch)	Korea
298	Swift & Company International Sales Corp. (Shangai Branch)	China
299	Swift Australia (Southern) Pty. Ltd.	Australia
300	Swift Beef Company	Colorado, United States
301	Swift Brands Company	Colorado, United States
302	Swift Pork Company	Colorado, United States
303	Swift Refrigerated Foods S.A de C.V	Mexico
304	Swift Southern Investments Pty. Ltd.	Australia
305	Swift Trading Shanghai Ltd.	China
306	Tatiara Meat Company, Pty Ltd.	Australia
307	Tatiara Meat Investments Pty. Ltd.	Australia
308	To-Rico Distribution Ltd	Porto Rico, United States
309	To-Rico Ltd	Porto Rico, United States
310	TriOak Foods, LLC	Iowa, United States
311	TriOak Grain, LLC	Iowa, United States
312	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil
313	Vivera B.V.	The Netherlands
314	Vivera Topholding B.V.	The Netherlands
315	Vivera UK Ltd	United Kingdom
316	Vivera Vastgoed B.V.	The Netherlands
317	Weddel Ltd	Canada
318	White Stripe Foods Investment Holdings Pty Ltd	Australia
319	White Stripe Foods Pty Ltd.	Australia
320	White Stripe Safco Foods (Joint Venture)	United Arab Emirates
321	Wild Fork Holdings B.V.	The Netherlands
322	Wonder Best Holding Co Ltd.	Hong Kong
323	Zendaleather Co.	North Carolina, United States
324	Zendaleather GmbH	Germany
325	Zendaleather S.A de C.V	Mexico
326	ZM Australia Pty. Ltd.	Australia